EXHIBIT 23(a)


The Board of Directors
Silver Diner, Inc.

         We  hereby   consent  to  incorporation   by   reference  in  the
Registration Statement on Form S-8 of our report dated April 2, 1996, related to the combined financial statements of Silver Diner Development, Inc., Silver Diner Limited Partnership and Silver Diner Potomac Mills, Inc., as of December 31, 1995 and January 1, 1995 and for each of the three years in the period ended December 31, 1995, which was contained in the Registration Statement on Form S-3 (File No. 333-09735) filed with the Commission on August 7, 1996 and declared effective by the Commission on August 14, 1996.

                                       /s/ Reznick Fedder & Silverman, P.C.



Bethesda, Maryland
May 15, 1997